Exhibit 99.1

Doral Financial Corporation Announces Reverse Stock Split

SAN JUAN, PR — (Marketwired) — 06/25/13 — Doral Financial Corporation (NYSE: DRL) (“Doral” or the “Company”) today announced a 1-for-20 reverse stock split of its Common Stock that will be effective on Friday, June 28, 2013 at 4:00 p.m. Eastern Time. At its annual meeting of shareholders held on June 19, 2013, Doral’s shareholders granted to the board of directors the authority to implement a reverse stock split at their discretion, and if it did so, the authority to determine the exact reverse stock split ratio within an approved range. Subsequent to the approval of the reverse stock split by the Company’s shareholders, the Company’s board of directors determined on June 22, 2013 to set the reverse stock split ratio at one (1) new share of common stock for each twenty (20) shares currently outstanding.

Doral’s common stock will begin trading on the NYSE on a split-adjusted basis when the market opens on Monday, July 1, 2013. When the reverse stock split becomes effective, every twenty (20) shares of issued and outstanding common stock will be automatically combined into one issued and outstanding share of common stock without any change in the par value per share. As a result of the reverse stock split, the number of issued and outstanding shares of the Company’s common stock will be reduced from approximately 134.0 million to approximately 6.7 million and the number of authorized shares of common stock will be proportionally reduced from 300 million to 15 million. Proportional adjustments will also be made to the Company’s stock incentive plans. The reverse stock split will have no effect on the Company’s authorized shares of preferred stock, which will remain at 40 million authorized shares with approximately 6 million shares issued and outstanding; however the number of shares of common stock into which the company’s 4.75% perpetual cumulative convertible preferred stock is convertible will be proportionally reduced. A new CUSIP number has been assigned to the Company’s common stock as a result of the reverse stock split (25811P 852).

No fractional shares will be issued in connection with the reverse stock split. Following the completion of the reverse stock split, Doral’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share. Holders of outstanding shares of common stock in physical form will be able to exchange through Doral’s transfer agent their certificates representing shares of current common stock for new certificates representing shares of common stock on a split-adjusted basis. In any event, all shares of currently issued and outstanding common stock as well as shares of common stock held as treasury stock will automatically be adjusted for the reverse stock split. Additional information on the treatment of fractional shares and other effects of the reverse stock split is contained in the Company’s Proxy Statement dated May 13, 2013.

About Doral Financial Corporation

Doral Financial Corporation (NYSE: DRL) is a bank holding company engaged in banking, mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank”), Doral Recovery, Inc. (“Doral Recovery”), Doral Insurance Agency, LLC (“Doral Insurance Agency”), and Doral Properties, Inc. (“Doral Properties”). Doral Bank controls three wholly-owned subsidiaries, Doral Mortgage, LLC (“Doral Mortgage”), which is principally engaged in mortgage lending in Puerto Rico, Doral Money, Inc. (“Doral Money”), which is engaged in commercial lending in the United States, and Doral Recovery, LLC (“Doral Recovery II,” previously Casa Bella, LLC), an entity originally formed to dispose of a real estate project of which Doral Bank took possession during 2005, which now holds small commercial real estate loans and certain delinquent residential mortgage loans previously held by Doral Bank. Doral Money consolidates three variable interest entities created for the purpose of entering into collateralized loan arrangements with third parties.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, Doral may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (“SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 13, 2013, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 9, 2013, both of which are available on the Company’s website at www.doralfinancial.com, as updated from time to time with the Company’s periodic and other reports filed and to be filed with the SEC.

For more information contact:

Investor Relations:

Christopher Poulton

EVP

christopher.poulton@doralfinancial.com

212-329-3794

Media:

Lucienne Gigante

SVP Public Relations & Marketing

lucienne.gigante@doralbank.com

787-474-6298

Source: Doral Financial Corporation

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